Exhibit 10.13

CONSTELLIUM HOLDCO N.V.

2013 EQUITY INCENTIVE PLAN

SECTION 1. Purposes; Definitions

The purposes of this Plan are to focus directors, officers and other employees and consultants on business performance that creates shareholder value, to encourage innovative approaches to the business of the Company and to encourage ownership of Company Shares by directors, officers and other employees and consultants.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.

(c) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define “Cause,” then any of the following: (A) an Eligible Individual’s violation of his or her obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets; (B) an act or omission by an Eligible Individual resulting in his or her being charged with a criminal offense that constitutes a felony or involves moral turpitude or dishonesty; (C) conduct by an Eligible Individual that constitutes poor performance, gross neglect, insubordination, willful misconduct or a breach of the Company’s code of conduct or a fiduciary duty to the Company or its shareholders; or (D) the determination by the Board or senior management of the Company that an Eligible Individual has violated state, federal or applicable foreign law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race or other prohibited discrimination.

(g) “Change in Control” has the meaning set forth in Section 10(b).

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” means the Committee referred to in Section 2.

(k) “Company” means Constellium Holdco N.V., a Netherlands naamloze vennootschap.

(l) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(m) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o) “Fair Market Value” means, except as otherwise provided by the Committee, with respect to any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of a Share on the Applicable Exchange. If there is no regular public trading market for such Shares, the Fair Market Value of the Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

(p) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(q) “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right.

(r) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(s) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(t) “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(v) “Other Stock-Based Award” means Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(w) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(x) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to stockholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, market share, objective customer service measures or indices, stockholder value added, embedded value added, expense ratio, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, cost saving levels, market-spending efficiency or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies), (ii) the Performance Goals may be adjusted as determined by the Committee in a manner consistent with Section 3(d) and (iii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code, to the extent applicable.

(y) “Performance Period” means the time period established by the Committee during which the achievement of the applicable Performance Goals is to be measured.

(z) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(aa) “Plan” means the Constellium Holdco N.V. 2013 Equity Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(bb) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(cc) “Restriction Period” has the meaning set forth in Section 6(d).

(dd) “Restricted Stock” means an Award granted under Section 6.

(ee) “Restricted Stock Unit” has the meaning set forth in Section 7.

(ff) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(gg) “Share” means a Class A ordinary share, par value €[—] per share, of the Company.

(hh) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(ii) “Stock Option” means an Award granted under Section 5(a).

(jj) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(kk) “Tandem SAR” has the meaning set forth in Section 5(c).

(ll) “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as provided in the Plan or specified in the applicable Award Agreement.

(mm) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a

Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant who is subject to Section 409A of the Code shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

(a) Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Remuneration Committee of the Board or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any acceleration of vesting or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v) to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(a) and 5(b)), at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

(vi) to determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(vii) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ix) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x) to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto); and

(xi) to otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Subject to Section 11(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of the Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegated authority at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegate individual pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d) Cancellation or Suspension. Subject to Section 5(e), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement being signed (or acknowledged electronically) by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.

SECTION 3. Shares Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be [            ] ([—]) Shares. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be [            ] ([—]) Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares.

(b) Individual Limits. No Participant may be granted Awards intended to be Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of [            ] ([—]) Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of [            ] ([—]) Shares during any calendar year.

(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award after payment of the exercise price and/or tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).

(d) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (I) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (II) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (III) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

(e) Section 409A. Notwithstanding Section 3(d), in respect of Participants who are subject to Section 409A of the Code: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there is no resulting imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals.

SECTION 5. Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date.

(e) No Repricing. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(f) Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than ten years after its Grant Date.

(g) Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times as shall be determined by the Committee and set forth in the applicable Award Agreement. The Award Agreement may also include any provisions as to continued employment or continued service as consideration for the grant or exercise of such Stock Option or Free-Standing SAR, as well as provisions as to performance conditions, and any other provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

(h) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option or Free-Standing SAR to be purchased. In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price). The exercise price for Stock Options may be paid upon such terms as shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the exercise price as payment.

(i) Delivery; Rights of Stockholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. A Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares received upon exercise), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of a Stock Option, has paid the exercise price for such Stock Options and applicable taxes in full.

(j) Non-Transferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(j), it being understood that the terms “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(k) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time a Stock Option for the Shares is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights, provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6. Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, including those contained in Section 6(c).

(b) Terms and Conditions. An Award of Restricted Stock shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Agreement and as are permitted under applicable law (including, without limitation, the laws of the Netherlands). The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Stock for such reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. In the event of the death of a Participant following the transfer of Shares of Restricted Stock to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant’s will or under the laws of descent and distribution shall take such Shares, subject to the same restrictions, conditions and provisions in effect at the time of the Participant’s death, to the extent applicable, unless otherwise set forth in the applicable Award Agreement.

(c) Non-Transferability of Restricted Stock. Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such award of Restricted Stock for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Stockholder Rights. Except as provided in this Section 6 or the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends (subject to Section 14(d)); provided that, the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the Shares.

SECTION 7. Restricted Stock Units

(a) Nature of Awards. Restricted stock units are Awards denominated in Shares that shall be settled, subject to the terms and conditions of the Award Agreement evidencing the Restricted Stock Units, in an amount in cash, Shares, or a combination thereof, based upon the Fair Market Value of a specified number of Shares (“Restricted Stock Units”).

(b) Terms and Conditions. An Award of Restricted Stock Units shall be subject to such terms and conditions, including vesting and forfeiture, as may be set forth in the applicable Award Agreement. The Committee may accelerate the vesting of any Restricted Stock Units for such reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(c) Non-Transferability of Restricted Stock Units. Subject to the provisions of this Plan and the applicable Award Agreement, during the Restricted Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(d) Dividend Equivalents. The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Shares or other property corresponding to the dividends payable on the Shares (subject to Section 14(d)).

SECTION 8. Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units intended to be a Qualified Performance-Based Award granted in any one calendar year shall be [            ] dollars ($[—]).

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10. Change in Control Provisions

(a) Termination of Employment. Upon a Termination of Employment of a Participant occurring upon or during the two (2) years immediately following the date of a Change in Control by the Company without Cause, unless otherwise provided in the applicable Award Agreement, (i) all Awards held by such Participant shall vest in full (in the case of any Awards that are subject to Performance Goals, at target) and be free of restrictions, and (ii) any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 10(a), and (B) in the case of Nonqualified Options and Stock Appreciation Rights, the later of (x) the last date on which such Nonqualified Option or Stock Appreciation Right would be exercisable in the absence of this

Section 10(a) and (y) the earlier of (I) the second anniversary of such Change in Control and (II) the expiration of the Term of such Nonqualified Option or Stock Appreciation Right.

(b) Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding ordinary shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (IV) any acquisition by a Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Shares or the Outstanding Company Voting Securities on the Effective Date or (V) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(b); or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries with a third party or sale or other disposition of all or substantially all of the assets of the Company to a third party, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries to a third party (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination, or any Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Shares or the Outstanding Company Voting Securities on the Effective Date) beneficially owns, directly or indirectly, more than 50%, respectively, the then outstanding ordinary shares (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11. Qualified Performance-Based Awards; Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or is reasonably expected to be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption (unless the Committee determines that Section 162(m) is reasonably expected not to apply in respect of such Stock Options or Stock Appreciation Rights), and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or is reasonably expected to be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, (ii) Section 162(m) of the Code is reasonably expected to apply in respect of such Award and

(iii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption (to the extent Section 162(m) of the Code is applicable), no later than ninety (90) days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate and shall be set forth in the applicable Award Agreement.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e) This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts in respect of Awards that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service, to the extent required to avoid the imposition of tax penalties under Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death.

SECTION 12. Term, Amendment and Termination

(a) Effectiveness. This Plan was approved by the Board on [—], 2013 and will be effective as of such date (the “Effective Date”).

(b) Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of the Plan. The Board or the Committee may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation, to avoid the imposition of tax penalties under Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(e), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules.

SECTION 13. Unfunded Status of Plan

It is presently intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 14. General Provisions

(a) Conditions for Issuance. The Committee may, in its discretion, require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. Notwithstanding any other provision of this Plan or Award Agreements hereunder, the Company shall not be required to issue or deliver any Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state, federal or foreign law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state, federal or foreign governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) No Contract of Employment. This Plan and the Award Agreements hereunder shall not constitute a contract of employment, and the adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(c) Required Taxes. No later than the date as of which an amount with respect to any Award under this Plan first becomes includible in the gross income of a Participant or subject to withholding for federal, state, local or foreign income or employment or other tax purposes, such Participant shall pay to the Company or the applicable Affiliate, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise payable to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

(d) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Shares and the payment of Shares with respect to dividends to Participants holding Awards under this Plan shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(d).

(e) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.

(f) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(g) Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Netherlands, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(h) Non-Transferability. Except as otherwise provided in Sections 5(j), 6(d) and 7(c) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(i) Clawback. All Awards under the Plan shall be subject to any clawback, recoupment or forfeiture provisions required by law and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time.